CAI WIRELESS SYSTEMS INC.
                         1998 STOCK OPTION PLAN

1.   PURPOSE

     The purpose of the CAI Wireless Systems Inc. 1998 Stock Option Plan is to motivate selected Key Employees of the Company and its subsidiaries to increase shareholder value and to reward such employees for the related success of the Company. Options will be granted, effective on the Consummation Date, to the Initial Optionees and shares issuable pursuant to any forfeited or expired Initial Optionee options will again be available for option grants thereafter by the Committee to Key Employees pursuant to the terms of this Option Plan.

2.   DEFINITIONS

     When used herein, the following terms shall have the meanings indicated below:

     "Act" means the Securities Exchange Act of 1934.

     "Applicable Tranche Exercise Price" has the meaning set forth in the Initial Option Agreement and on Schedule A hereto.

     "Beneficiary" means the beneficiary or beneficiaries designated pursuant to Paragraph 10 who may exercise any outstanding Options upon the death of a Key Employee to the extent permitted under the Option Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

     "Committee" means the Stock Option or Compensation Committee of the Board or such other committee as may be designated by the Board to administer the Option Plan. In the absence of the appointment of such a Committee, the Board shall act as the Committee.

     "Company" means CAI Wireless Systems, Inc., and its successors and assigns.

     "Consummation Date" means the date so identified in accordance with the Reorganization Plan.

     "Fair Market Value" means the fair market value as determined by rules to be adopted by the Committee.

     "Incentive  Stock  Option"  means  a  stock option  qualified  under
Section 422 of the Code.

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     "Key Employee" means an employee of any  Participating Company whose responsibilities and decisions, in the judgment of the Committee, materially affect the performance of the Company and its subsidiaries and includes each Initial Optionee.

     "Initial Option Agreement" means an Option Agreement in the form attached as Exhibit I hereto.

     "Initial Optionee" means the individuals specified on Schedule A hereto.

     "Option" means an option awarded under Paragraph 4 of the Option Plan to purchase Stock of the Company, which option may be an Incentive Stock Option or a non-qualified stock option.

     "Option Agreement" means the written agreement evidencing each Option granted to a Key Employee under the Option Plan, including an Initial Option Agreement.

     "Option Plan" means this CAI Wireless Systems Inc. 1998 Stock Option Plan, as the same may be amended, administered or interpreted from time to time.

     "Participating Company" means the Company or any corporation that at the time an award is granted qualifies as a "subsidiary" of the Company under Section 425(f) of the Code.

     "%age of Option Plan Shares" means the percentage of the shares of Stock initially subject to the Option Plan as determined pursuant to Paragraph 3, to which an individual Initial Optionee is entitled, as specified on Schedule A hereto.

     "Reorganization Plan" means the Chapter 11 reorganization plan for the Company and Philadelphia Choice Television, Inc., dated June 30, 1998, as the same may be amended, modified or supplemented from time to time.

     "Stock" means the new common shares of the Company issued in connection with the Reorganization Plan.

     "Total Disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code.

     "Total  Plan  Shares"  has  the  meaning set for the in Paragraph  3 hereof.

     "Tranche" means a grouping of Options, A through D, at a given Exercise Price as determined in accordance with Paragraph 4(A) hereof.

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3.   SHARES SUBJECT TO THE OPTION PLAN

     The number of shares of Stock cumulatively available for Options under the Option Plan shall be fixed as of the Consummation Date and shall be equal to ten percent (10%) of the total number of shares of Stock to be issued and outstanding on the Consummation Date pursuant to the Reorganization Plan (the "Total Plan Shares"). Subject to the above limitation, shares of Stock to be issued under the Option Plan may be made available from the authorized but unissued shares, or from shares purchased in the open market. If any Options under the Option Plan are forfeited, terminated, expire unexercised or are exchanged for other Options, the shares of Stock that were theretofore subject to such Options shall again be available for Options under the Option Plan to the extent of such forfeiture or expiration of such Options.

4.   GRANT OF OPTIONS AND OPTION AGREEMENTS

     (a) Options shall be awarded each Initial Optionee employed by the Company as of the Consummation Date in the number determined by applying the individual Initial Optionee(s %age of Option Plan Shares, as shown on Schedule A hereto, to the Total Plan Shares and such number shall be divided twenty percent (20%) to each of Tranches A through C and forty percent (40%) to Tranche D. The Applicable Tranche Exercise Price for each Tranche shall be determined as specified on Schedule A hereto.

     (b) With respect to Options other than those granted pursuant to Paragraph 4(A) above, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Options are to be granted; (ii) determine the type or types of Options to be granted to any Key Employee; (iii) determine the number of shares of Stock subject to each Option, and (iv) determine the terms and conditions of each Option.

     (c) Each Option granted under the Option Plan shall be evidenced by a written Option Agreement. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Option Plan or required by the Committee. The Options granted to the Initial Optionees pursuant to Paragraph 4(A) shall be evidenced by a written Initial Option Agreement in the form attached as Exhibit I hereto.

5.   STOCK OPTIONS

     (a) The Options granted pursuant to Paragraph 4(A) above, as specified on Schedule A hereto, shall be governed by the terms provided in the form of Initial Option Agreement attached as Exhibit I hereto. With respect to all other Options, the Committee shall (i) authorize the granting of Incentive Stock Options, non-qualified stock options, or a combination of Incentive Stock Options and non-qualified stock options;
(ii) determine the number of shares of Stock  subject to each Option, and
(iii) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period.

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     (b)  Any Option  issued  hereunder that is intended to qualify as an
Incentive  Stock  Option  shall  be   subject   to  such  limitations  or
requirements as may be necessary for the purposes of Section 422 of the Code or any regulations and rulings thereunder to the extent and in such form as determined by the Committee in its discretion.

     (c) The exercise period for a non-qualified stock option shall not exceed ten years and two days from the date of grant, and the exercise period for an Incentive Stock Option shall not exceed ten years from the date of grant.

     (d) The Option price per share for the Options provided to the Initial Optionees pursuant to Paragraph 4(A) shall be the Applicable Tranche Exercise Price as set forth in Schedule A. The exercise price for such other Options as may be granted by the Committee from time to time shall be determined by the Committee at the time the Option is granted and shall not be less than the Fair Market Value of one share of Stock on the date the Option is granted.

     (e) Except for the Options provided to the Initial Optionees pursuant to Paragraph 4(A), no part of any Option may be exercised until the Key Employee who has been granted the Option shall have remained in the employ of a Participating Company for such period after the date of grant as the Committee may specify, if any, and the Committee may further require exercisability in installments; provided, however, that except for the Options provided to the Initial Optionees pursuant to Paragraph 4(A), the period during which an Option is exercisable shall commence no earlier than six months following the date the Option is granted.

     (f) The purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either
(i) in cash, or (ii) in Stock already owned by the optionee having a total Fair Market Value equal to the purchase price, or (iii) provided the Company has adopted such a procedure at this time, by submitting an "Irrevocable Letter of Instruction" and "Cashless Exercise and Sale Form" authorizing the delivery for sale of the exercised Stock, or (iv) a combination of cash, Stock or cashless exercise, having a total Fair Market Value equal to the purchase price. The Committee shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate. The Committee may also establish procedure for a cashless exercise of Options.

     (g) Except for Options provided to the Initial Optionees pursuant to Paragraph 4(A), which shall be governed by the terms provided in the Initial Option Agreement, the following provisions shall apply to all other Options granted hereunder in case of termination of the Optionee(s employment:

          (1) If a Key Employee who has been granted an Option shall die before such Option has expired, his or her Option may be exercised to the extent it was exercisable as of the date of death by the Key Employee's Beneficiary, at any time, or from time to time, within one year after the date of the Key Employee's death or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Paragraph 5(C) above.

          (2) If the Key Employee's employment by any Participating Company terminates because of his or her Total Disability, he or she may exercise his or her Options to the extent they were exercisable as of the date of termination of employment at any time, or from time to time, within one year after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Paragraph 5(C) above.

          (3) If the Key Employee is terminated for cause, as defined in the employment agreement of such Key Employee with the Company, or absent an employment agreement, defined as neglect of duty or misconduct as reasonably determined by the Committee, the Options shall be canceled coincident with the effective date of the termination of employment.

          (4) If the Key Employee's employment terminates for any other reason, he or she may exercise his or her Options, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Paragraph 5(C) above.

     (h) No Option granted under the Option Plan shall be transferable other than to a Beneficiary upon the death of the Key Employee to whom the Option is granted. During the lifetime of the optionee, an Option shall be exercisable only by the Key Employee to whom the Option is granted.

     (i) With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an "incentive stock option" within the meaning of Section 422 of the Code.

6.   STOCK CERTIFICATES

     (a) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     (b) All certificates for shares of Stock delivered under the Option Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem necessary and advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

     (c) Each Key Employee entitled to receive Stock in settlement of an Option shall have all of the rights of a shareholder with respect to the shares representing such Stock, including the right to vote the shares and receive dividends and other distributions from and after the date of payment pursuant to the exercise of the related Option.

7.   ADMINISTRATION OF THE OPTION PLAN

     (a) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Option Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

     (b) The Committee shall have full power, discretion and authority to interpret, construe and administer the Option Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined in good faith by the Board, final, conclusive and binding on all persons for all purposes.

     (c) The Committee's decisions and determinations under the Option Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

     (d) The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate.

8.   AMENDMENT, EXTENSION OR TERMINATION

     The Board may, at any time, amend or terminate the Option Plan. However, no amendment shall, without approval of the Company's stockholders representing a majority of its issued Stock, (a) alter the group of persons eligible to participate in the Option Plan, (b) except as provided in Paragraph 9 increase the maximum number of shares of Stock which are available for Options under the Option Plan, (c) materially increase the benefits available to persons under the Option Plan or (d) extend the termination date for the Option Plan. No amendment or termination shall impair the rights of any person with respect to a prior Option.

9.   ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK

     In the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock or, stock dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, the Committee may make such adjustments in the Stock subject to Options or the terms, conditions or restrictions on Options, including the price payable upon the exercise of such Option, as the Committee deems equitable.

10.  BENEFICIARY

     (a) Each Key Employee shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to exercise the Options, if any, exercisable under the Option Plan upon his or her death. A Key Employee may from time-to-time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof shall be effective unless received by the Company prior to the Key Employee(s death, and in no event shall it be effective as of a date prior to such receipt.

     (b) If no such Beneficiary designation is in effect at the time of a Key Employee(s death, or if no designated Beneficiary survives the Key Employee or if such designation conflicts with law, the Key Employee(s estate shall be entitled to exercise the Options, if any, exercisable under the Option Plan upon his or her death.

11.  MISCELLANEOUS

     (a) Nothing in this Option Plan or any Option granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Option under the Option Plan shall be deemed to give rise to salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise. No Key Employee shall have any claim to an Option until it is actually granted under the Option Plan.

     (b) The Committee may cause to be made, as a condition precedent to the exercise of any Option or otherwise, appropriate arrangements with the Key Employee, for the withholding of any federal, state, local or foreign taxes.

(c) The Option Plan and the grant of Options shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall take such actions as may be necessary to cause the Option Plan to be registered with the Securities and Exchange Commission on Form S-8.

     (d) The terms of the Option Plan shall be binding upon the Company and its successors and assigns.

     (e) Captions preceding the paragraphs hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

12.  EFFECTIVE DATE, TERM OF OPTION PLAN AND SHAREHOLDER APPROVAL

     The effective date of the Option Plan shall be the Consummation Date, the date the Option Plan shall be deemed approved by the Company's shareholders. No Option shall be granted under this Option Plan after the Option Plan's termination date. The Option Plan's termination date shall be the tenth anniversary of the Consummation Date. The Option Plan will continue in effect for existing Options as long as any such Option is outstanding.